COLMENA CORP.
                      A publicly held Delaware corporation
                              (Stock Symbol "CLME")

                               www.colmenacorp.com


Anthony Q. Joffe
President & Chief Executive Officer

David K. Cantley
Vice President, Treasurer & Chief Financial Officer

Vanessa H. Lindsey
Secretary & Chief Administrative Officer

Anthony Q. Joffe;  David K. Cantley;  Lawrence R. Van Etten;
Vanessa H. Lindsey; Charles J. Champion, Jr;  Robert S. Gigliotti
-----------------
Board of Directors


                                             ADMINISTRATIVE & EXECUTIVE OFFICES
                             1941 Southeast 51st Terrace;  Ocala, Florida 34471
                                  Telephone (352) 694-6661;  Fax (352) 694-1325
                                                   e-mail, vanessa@atlantic.net

                                                      Crystal Corporate Center
             2500 North Military Trail, Suite 225-D;  Boca Raton, Florida 33431
                                  Telephone (561) 998-3435;  Fax (561) 998-4635
                                                 e-mail charles@colmenacorp.com

                                                     Respond to Ocala address


October 5, 2000

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10007

Attention:  Isaac Freilich, Esquire & Isaac Kagen

         Re.: Colmena Corp., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Exchange Act ("Colmena")

Gentlemen:

         The following provisions, conditions and requirements shall be implemented immediately in conjunction with any transactions in Colmena securities:

1. In order to assure compliance with applicable federal and state securities laws regulating the issuance and transfer of securities, Colmena's transfer agent is hereby instructed that prior to effecting any original issuances of securities or issuances of treasury stock, it must receive:

     (A) A written and signed direction from the president of Colmena or such other officer as Colmena's board of directors has designated to the transfer agent for such purposes, specifying:

          (1)  The quantity, class, series and par value of stock to be issued;

          (2) The applicable exemption from registration or legally acceptable evidence that the stock has been registered with both the United States Securities and Exchange Commission (the "Commission") and appropriate state regulators (e.g., review of filings on the Commission's EDGAR system); and

          (3)  Specific delivery instructions.


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American Stock Transfer & Trust Company
September 18, 2000
Page 2

     (B) A certified copy of a resolution of Colmena's board of directors specifically authorizing the issuance of the subject securities and specifying the quantity thereof and the exemption from registration under applicable securities laws relied on.


2. All certificates shall be numbered in accordance with procedures designed to assure that there are no gaps in the record of securities issued or transferred, and all records pertaining to transactions in Colmena's securities, including reports to Colmena, shall reflect such certificate numbers.

3. No restricted stock (as that term is used for purposes of Commission Rule 144 and related matters) may be transferred unless:

     A. An affidavit is provided by the person requesting the transaction and, if different, the person in whose name the securities are registered, affirming all facts material to the legal opinion described below, including, without limitation:

          (1)  The date the securities were acquired;

          (2)  The specific consideration paid therefor;

          (3) If the securities were issued in whole or in part in exchange for services:

               (A)      a specific description of the services provided;

               (B)      the date such services started; and

               (C)      the date such services were completed.

          (4) A detailed history of transactions in such securities during the preceding 90 days;

          (5) A disclosure of all persons with whom transactions must be aggregated under applicable securities laws, and representations as to any transactions by them during the preceding 90 days, and of any transactions contemplated by them during the next 90 days;

          (6) Representations by any person who has been an officer, director or holder of more than 10% of any class of Colmena's equity securities that all reports on Commission Forms 3, 4 and 5 have been filed with the Commission and that copies have been provided to Colmena;

          (7) Representations by any person who has been a holder of more than 5% of any class of Colmena's equity securities that all reports on Commission Schedules 13D or 13G have been filed with the Commission and that copies have been provided to Colmena;



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American Stock Transfer & Trust Company
September 18, 2000
Page 3


          (8) Representations as to full ownership rights, whether record or beneficial;

          (9) Representations as to any other person who has an undisclosed interest in the transaction; and

          (10) All other factual representations necessary for an attorney to provide a detailed legal opinion asserting, without qualification, that the transaction will be in full compliance with all applicable federal and state securities laws.

B.   An opinion of counsel is provided from an attorney:

          (1)  Acceptable to Colmena;

          (2) Who carries malpractice insurance covering the practice of securities law and the provision of legal opinions of the type required;

          (3) Representing the party requesting the transaction (provided that such attorney may not also be serving as legal counsel to Colmena in reviewing the opinion);

          (4) Addressed to Colmena, the transfer agent and any securities brokerage firm involved in the transaction;

          (5) Certifying to the propriety of the transaction and specifically addressing each item of law involved (including each applicable subsection thereof), specifically reciting all material facts relied on, and containing legal conclusions based on such facts;

          (6) Which is submitted to all of the addressees and is acknowledged in a signed writing addressed and delivered to the transfer agent by Colmena's president (or other officer designated in a resolution of Colmena's board of directors), after consultation with Colmena's legal counsel, as acceptable.

C.    No general "this is legal as proposed" opinions may be accepted.

D.    Documentary evidence is provided that:

          (1)  The  transaction  is being  effected  through  a broker  who,  by affidavit, has agreed to comply with the requirements of Commission Rule 144 (unless the transaction meets the requirements of Commission Rule 144[k]);

          (2)  The transaction meets applicable volume limitations;

          (3)  A report on Commission Form 144 has been properly filed; and




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American Stock Transfer & Trust Company
September 18, 2000
Page 4

          (4) If any person who has been an officer, director or holder of 10% or more of any class of Colmena's equity securities is involved in the transaction, a representation that all required reports on Commission Forms 3, 4 and 5, and on Commission Schedules 13D and 13G have been filed as to past transactions and, if such positions or holdings where in effect within the preceding 90 days, that such schedules or reports are being filed in conjunction with the proposed transaction.

4. No control stock (as that term is used for purposes of Commission Rule 144 and related matters) may be transferred unless the transfer agent receives signed written directions from Colmena's president or such other officers as have been designated by resolution of the board of directors to perform such function, directing the transfer agent to effect such transfer, accompanied by a written and signed instrument from the control person involved, confirming that:

         (A) The transaction is being effected through a broker who, by affidavit, has agreed to comply with the control transaction requirements of Commission Rule 144 (or, an opinion of counsel meeting the requirements for restricted stock transactions as set forth above, is provided confirming that the transaction may be legally affected in a manner other than pursuant to Commission Rule 144).

         (B)      The transaction meets applicable volume limitations;

         (C)      A report on Commission Form 144 has been properly filed; and

         (D) All required reports on Commission Forms 3, 4 and 5, and on Commission Schedules 13D and 13G have been filed as to past transactions and are being filed in conjunction with the proposed transaction.

5. No legends will be removed from certificates unless they are being transferred to another person in a bona fide transaction, in compliance with the foregoing requirements.

6. Copies of the foregoing shall be retained by the transfer agent for as long as it serves in such role for Colmena, and shall be made available to Colmena, upon request.

7. In order to assure that no securities are issued in excess of those authorized in Colmena's then current certificate of incorporation, Colmena shall provide the transfer agent and the transfer agent shall retain for its records pertaining to transactions in Colmena's securities, a copy of Colmena's certificate of incorporation and, concurrently with their filing, copies of any amendments thereto or certificates designating attributes as to preferred stock where such authority has been retained by Colmena's board of directors.


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American Stock Transfer & Trust Company
September 18, 2000
Page 5

     No exceptions from these requirements are to be made for anyone, regardless of their role with Colmena or the transfer agent, unless required by a court order.

                                Very truly yours

                                  Colmena Corp.

                              /s/ Anthony Q. Joffe

                                Anthony Q. Joffe
                       President & Chief Executive Officer

Copy:    Securities and Exchange Commission
         Division of Market Regulation



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